Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact: Thomas Golembeski (media) 215-977-6298 Clare McGrory (investors) 215-977-6764	For release: IMMEDIATELY

No. 20 -10

SUNOCO REPORTS SECOND QUARTER 2010 RESULTS

Refining business posts net income of $86 million; Company ends quarter with $1.5 billion in cash

PHILADELPHIA, July 29, 2010 — Sunoco, Inc. (NYSE: SUN) today reported net income attributable to Sunoco shareholders of $145 million ($1.20 per share diluted) for the second quarter of 2010 versus a net loss attributable to Sunoco shareholders of $55 million ($.47 per share diluted) for the second quarter of 2009. Excluding special items, Sunoco had income for the 2010 second quarter of $158 million ($1.31 per share diluted) versus a 2009 second quarter loss of $31 million ($.27 per share diluted).

For the first six months of 2010, Sunoco reported net income attributable to Sunoco shareholders of $82 million ($.69 per share diluted) versus a net loss attributable to Sunoco shareholders of $43 million ($.37 per share diluted) for the first six months of 2009.

“While market conditions during the second quarter remained challenging, our refining business was profitable for the first time since the first quarter of 2009. This is a clear indication that our decisive actions are beginning to show results. By improving margin capture, reducing costs, and optimizing the performance of our refineries, we achieved solid results during a period of continued economic weakness and excess supply of petroleum and chemical products,” said Lynn L. Elsenhans, Chairman and Chief Executive Officer.

SUNOCO 2Q10 EARNINGS, PAGE 2

“Sunoco’s non-refining businesses are providing steady earnings and our balance sheet is very strong,” said Elsenhans. “We remain focused on the fundamentals: running our refineries safely and reliably at optimal capacity utilization, lowering our breakeven cost per barrel, and furthering the progress we have made in capturing available margin.”

Sunoco significantly improved its cash position, ending the quarter with $1.5 billion of cash, with the increase largely driven by strong operating cash flows and the receipt of proceeds from the sale of the polypropylene business which closed in the first quarter of 2010.

“Our recently announced intent to separate SunCoke Energy from the rest of Sunoco in the first half of 2011 is part of a strategy to unlock shareholder value and maximize the future success of both entities,” Elsenhans continued. “The fuels and coke units are distinct businesses with different models, different sets of customers and no significant integration or synergies.”

With a dedicated management team and direct access to capital markets, SunCoke Energy should be better able to achieve the scale needed to pursue domestic and international growth opportunities. Similarly, through a more focused strategic plan, Sunoco’s streamlined fuels business should be better positioned to take advantage of growth opportunities and become the premier provider of transportation fuels in its markets.

“We see potential opportunities to grow inside and outside Sunoco’s traditional footprint both in Retail and through Sunoco Logistics, as recently announced logistics acquisitions and projects demonstrate,” said Elsenhans.

DETAILS OF SECOND QUARTER RESULTS

REFINING AND SUPPLY- Continuing Operations

Refining and Supply had income from continuing operations of $86 million in the second quarter of 2010 versus a loss of $77 million in the second quarter of 2009. The increase in results was due to higher realized margins and lower expenses, partially offset by lower production volumes which were largely attributable to the closure of the Eagle Point refinery in the fourth quarter of 2009. The overall crude utilization rate was 92 percent for the quarter, up from 79 percent in the first quarter of 2010, which was impacted by significant planned turnaround activities. Lower expenses were largely the result of cost reductions related to the business improvement initiative carried out during the last three quarters of 2009 and the closure of the Eagle Point refinery in the fourth quarter of 2009. Also contributing to the lower expenses were lower costs for purchased fuel and utilities and the absence of the write-off of certain assets in connection with the shutdown of the ethylene complex at the Marcus Hook refinery in 2009.

SUNOCO 2Q10 EARNINGS, PAGE 3

REFINING AND SUPPLY- Discontinued Operations

Discontinued Tulsa refining operations, which were divested on June 1, 2009, had a loss of $6 million in the second quarter of 2009.

RETAIL MARKETING

Retail Marketing earned $45 million in the current quarter versus $10 million in the second quarter of 2009. The increase in earnings was due to higher average retail gasoline margins driven by falling wholesale prices and lower expenses.

CHEMICALS- Continuing Operations

Chemicals reported income from continuing operations of $5 million in the second quarter of 2010 versus a loss of $3 million in the second quarter of 2009. The improvement in results was primarily due to higher sales volumes and slightly better margins.

CHEMICALS- Discontinued Operations

Discontinued polypropylene operations, which were divested on March 31, 2010, had income of $3 million in the second quarter of 2009.

LOGISTICS

Logistics earned $20 million in the second quarter of 2010 versus $26 million in the second quarter of 2009. The decrease in earnings was due primarily to lower results from crude marketing activities as a result of reduced market-related profits largely attributable to the contraction of the contango market structure.

On July 1, 2010, Sunoco Logistics Partners L.P. acquired Texon’s butane blending business for $140 million plus inventory. This business consists of patented technology for sophisticated blending of butane into gasoline, contracts with several large terminal operators currently utilizing the patented technology, butane inventories, and other related assets. The Partnership also announced recently that it has exercised certain rights to increase its ownership interests in Mid-Valley Pipeline Company, West Texas Gulf Pipe Line Company and West Shore Pipe Line Company. These three transactions are expected to close within the next 30 days for an aggregate purchase price of approximately $100 million.

COKE

Coke earned $41 million in the second quarter of 2010 as compared to $42 million in the second quarter of 2009. The decrease in earnings was due to the absence of a $6 million after-tax dividend attributable to the 2008 Brazilian cokemaking operations which was recognized in the second quarter of 2009. Partially offsetting this decrease was higher coke sales volumes in the second quarter of 2010.

SUNOCO 2Q10 EARNINGS, PAGE 4

CORPORATE AND OTHER

Corporate administrative expenses were $20 million after tax in the second quarter of 2010 versus $15 million after tax in the second quarter of 2009. Corporate expenses increased primarily due to incentive compensation accruals stemming from the Company’s improved financial performance.

Net Financing Expenses and Other – Net financing expenses and other were $19 million after tax in the second quarter of 2010 versus $11 million after tax in the second quarter of 2009. The increase was primarily due to lower capitalized interest and interest income.

Sunoco also recently reached agreement with IBM (NYSE: IBM) to outsource some back office processes, including information technology, finance and accounting transaction processing, and indirect procurement. This arrangement marks another important step in Sunoco’s continued expense reduction program, which is critical to improving the Company’s competitiveness.

SPECIAL ITEMS

During the second quarter of 2010, Sunoco recorded a $13 million after-tax provision for pension settlement losses and employee terminations and related costs in connection with the business improvement initiative.

During the second quarter of 2009, Sunoco recorded a $44 million after-tax provision for employee terminations and related costs in connection with its business improvement initiative, of which $39 million after tax was attributable to a noncash provision for pension and postretirement settlement and curtailment losses. Sunoco also recognized a $20 million net after-tax gain in the second quarter of 2009 related to the divestment of the discontinued Tulsa refining operations.

Sunoco is a leading transportation fuel provider, with operations located primarily in the East Coast and Midwest regions of the United States. The Company operates more than 4,700 branded retail locations that market transportation fuels and convenience store merchandise in 23 states. This retail network is principally supplied by Sunoco-owned refineries with a combined crude oil processing capacity of 675,000 barrels per day. Sunoco is also the General Partner and has a 33-percent interest in Sunoco Logistics Partners, L.P., a publicly traded master limited partnership which owns and operates 6,000 miles of refined product and crude oil pipelines and approximately 40 product terminals. Many of Sunoco Logistics’ pipelines and terminals and storage facilities are integrated with Sunoco’s retail network and refineries. Through SunCoke Energy, Sunoco makes high-quality metallurgical-grade coke for major steel manufacturers. The company’s facilities in the U.S. have the capacity to manufacture approximately 3.67 million tons of metallurgical-grade coke annually. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

SUNOCO 2Q10 EARNINGS, PAGE 5

Anyone interested in obtaining further insights into the second quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 5:30 p.m. ET on July 29, 2010. It can be accessed through Sunoco’s website - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important

SUNOCO 2Q10 EARNINGS, PAGE 6

factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

-END OF TEXT, CHARTS FOLLOW-

SUNOCO 2Q10 EARNINGS, PAGE 7

Sunoco, Inc.

2010 Second Quarter and Six-Month Financial Summary

(Unaudited)

Second Quarter	2010	2009*
Revenues	$9,586,000,000	$7,298,000,000
Net Income (Loss)	$176,000,000	$(21,000,000)
Less: Net Income Attributable to Noncontrolling Interests	31,000,000	34,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$145,000,000	$(55,000,000)

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders Per Share of Common Stock:
Basic	$1.20	$(.47)
Diluted	$1.20	$(.47 )**
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	120.6	116.9
Diluted	120.7	116.9 **

Six Months
Revenues	$17,778,000,000	$13,250,000,000
Net Income	$138,000,000	$30,000,000
Less: Net Income Attributable to Noncontrolling Interests	56,000,000	73,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$82,000,000	$(43,000,000)

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders Per Share of Common Stock:
Basic	$.69	$(.37)
Diluted	$.69	$(.37 )**
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	119.7	116.9
Diluted	119.7	116.9 **

*	Reclassified to treat the polypropylene chemicals business that was sold on March 31, 2010 as a discontinued operation.
**	Since the assumed issuance of common stock under stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO 2Q10 EARNINGS, PAGE 8

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended
	June 30		Mar. 31 2010
	2010	2009
Refining and Supply:
Continuing operations	$86	$(77)	$(42)
Discontinued operations	—	(6)	—
Retail Marketing	45	10	21
Chemicals:
Continuing operations	5	(3)	3
Discontinued operations	—	3	21
Logistics	20	26	17
Coke	41	42	37
Corporate and Other:
Corporate expenses	(20)	(15)	(23)
Net financing expenses and other	(19)	(11)	(17)

	158	(31)	17
Special items	(13)	(24)*	(80)**

Net income (loss) attributable to Sunoco, Inc. shareholders	$145	$(55)	$(63)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$1.31	$(.27)	$.14
Special items	(.11)	(.20)	(.67)

Net income (loss) attributable to Sunoco, Inc. shareholders	$1.20	$(.47)	$(.53)

*	Includes a $20 million net after-tax gain recognized in connection with the divestment of the Tulsa refining operations.
**	Includes a $44 million net after-tax loss recognized in connection with the divestment of the polypropylene chemicals business.

SUNOCO 2Q10 EARNINGS, PAGE 9

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Six Months Ended June 30
	2010		2009
Refining and Supply:
Continuing operations	$44		$(63)
Discontinued operations	—		3
Retail Marketing	66		16
Chemicals:
Continuing operations	8		(15)
Discontinued operations	21		11
Logistics	37		56
Coke	78		67
Corporate and Other:
Corporate expenses	(43)		(26)
Net financing expenses and other	(36)		(21)

	175		28
Special items	(93	) *	(71)**

Net income (loss) attributable to Sunoco, Inc. shareholders	$82		$(43)

Earnings (loss) per share of common stock (diluted):
Income attributable to Sunoco, Inc. shareholders before special items	$1.46		$.24
Special items	(.77)		(.61)

Net income (loss) attributable to Sunoco, Inc. shareholders	$.69		$(.37)

*	Includes a $44 million net after-tax loss recognized in connection with the divestment of the polypropylene chemicals business.
**	Includes a $20 million net after-tax gain recognized in connection with the divestment of the Tulsa refining operations and $3 and $4 million after-tax provisions for asset write-downs and other matters attributable to the Tulsa refining operations and polypropylene chemicals business, respectively.

SUNOCO 2Q10 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30		Mar. 31 2010	June 30
	2010	2009*		2010	2009*
REFINING AND SUPPLY
Income (Loss) (Millions of Dollars)	$86	$(77)	$(42)	$44	$(63)
Realized Wholesale Margin** (Per Barrel of Production Available for Sale)	$7.34	$3.65	$4.08	$5.82	$4.95
Market Benchmark*** (Per Barrel)	$6.51	$6.05	$5.67	$6.09	$5.88
Crude Inputs as Percent of Crude Unit Rated Capacity+	92	78	79	85	77
Throughputs (Thousand Barrels Daily):
Crude Oil	617.5	644.2	533.3	575.7	635.6
Other Feedstocks	50.2	81.7	58.9	54.5	74.7

Total Throughputs	667.7	725.9	592.2	630.2	710.3

Products Manufactured (Thousand Barrels Daily):
Gasoline	343.1	370.3	306.3	324.8	360.2
Middle Distillates	244.5	229.5	202.4	223.5	231.5
Residual Fuel	39.5	61.9	34.8	37.2	61.5
Petrochemicals	20.9	31.5	23.7	22.3	28.6
Other	48.5	61.8	51.8	50.2	58.1

Total Production	696.5	755.0	619.0	658.0	739.9
Less: Production Used as Fuel in Refinery Operations	32.3	34.8	28.5	30.4	35.2

Total Production Available for Sale	664.2	720.2	590.5	627.6	704.7

*	Excludes amounts attributable to the Tulsa refinery, which was sold to Holly Corporation on June 1, 2009.
**	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
***	Represents a weighted-average refinery benchmark margin comprised of a 6-3-2-1 Value-Added Benchmark relating to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark relating to the Toledo refinery (20% weight).
+	Reflects the impact of a 150 thousand barrels-per-day reduction in crude unit capacity in November 2009 attributable to the shutdown of the Eagle Point refinery.

SUNOCO 2Q10 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30		Mar. 31 2010	June 30
	2010	2009		2010	2009
RETAIL MARKETING
Income (Millions of Dollars)	$45	$10	$21	$66	$16
Retail Margin* (Per Barrel):
Gasoline	$4.81	$2.94	$3.74	$4.30	$2.82
Middle Distillates	$3.79	$5.03	$3.35	$3.59	$7.89
Sales (Thousand Barrels Daily):
Gasoline	295.7	300.0	271.4	283.7	291.1
Middle Distillates	29.9	30.4	24.2	27.0	33.5

	325.6	330.4	295.6	310.7	324.6

Total Retail Gasoline Outlets, End of Period	4,743	4,708	4,713	4,743	4,708
Gasoline and Diesel Throughput per Company-Owned or Leased Outlet (M Gal/Site/Month)	159	153	147	153	148
Convenience Stores:
Total Stores, End of Period	577	668	576	577	668
Merchandise Sales (M$/Store/Month)	$104	$92	$88	$96	$85
Merchandise Margin (Company Operated) (% of Sales)	27%	27%	26%	27%	28%

*  Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

CHEMICALS*

Income (Loss) (Millions of Dollars)	$5	$(3)	$3	$8	$(15)
Margin** (Cents per Pound):	8.9	8.2	9.9	9.4	7.4
Sales (Millions of Pounds):	554	427	449	1,003	834

*	Consists of the phenol and related products operations but excludes amounts attributable to the polypropylene chemicals business, which was sold to Braskem S.A. on March 31, 2010.
**	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

SUNOCO 2Q10 EARNINGS, PAGE 12

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 30			Mar. 31	June 30
	2010	2009		2010	2010	2009
LOGISTICS
Income (Millions of Dollars)	$20	$26		$17	$37	$56
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,799	1,486		1,738	1,768	1,495
Affiliated Customers	1,267	1,461		1,238	1,253	1,450

	3,066	2,947		2,976	3,021	2,945

* Excludes joint-venture operations. COKE
Income (Millions of Dollars)	$41	$42		$37	$78	$67
Coke Production (Thousands of Tons):
United States*	883	694		841	1,724	1,375
Brazil	422	282		413	835	562

*  Includes amounts attributable to a 650 thousand tons-per-year cokemaking facility at SunCoke Energy’s Granite City site which commenced operations in the fourth quarter of 2009.

CAPITAL PROGRAM (Millions of Dollars)

Refining and Supply:
Continuing operations	$52	$96		$109	$161	$203
Discontinued operations	—	1		—	—	3
Retail Marketing	16	20		7	23	28
Chemicals:
Continuing operations	4	4		5	9	8
Discontinued operations	—	3		3	3	7
Logistics	50	37		27	77	70
Coke	58	69		10	68	138

	$180	$230		$161	$341	$457

DEPRECIATION, DEPLETION AND AMORTIZATION* (Millions of Dollars)

Refining and Supply	$68	$84	**	$62	$130	$149	**
Retail Marketing	23	25		20	43	50
Chemicals	7	7		7	14	14
Logistics	13	12		14	27	23
Coke	11	7		11	22	15

	$122	$135		$114	$236	$251

*	Excludes amounts attributable to the polypropylene chemicals business and Tulsa refinery for all periods presented. The polypropylene chemicals business was sold to Braskem S.A. on March 31, 2010 and the Tulsa refinery was sold to Holly Corporation on June 1, 2009 and, as a result, have been classified as discontinued operations in the Company’s consolidated statements of operations.
**	Includes $19 million attributable to the write-off of certain assets at the Marcus Hook refinery as a result of a fire at this facility in May 2009.

SUNOCO 2Q10 EARNINGS, PAGE 13

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2009
	1st	2nd	3rd	4th	Total
Refining and Supply:
Continuing operations	$14	$(77)	$(118)	$(135)	$(316)
Discontinued operations	9	(6)	—	—	3
Retail Marketing	6	10	49	21	86
Chemicals:
Continuing operations	(12)	(3)	(2)	4	(13)
Discontinued operations	8	3	1	2	14
Logistics	30	26	19	22	97
Coke	25	42	35	78	180
Corporate and Other:
Corporate expenses	(11)	(15)	(6)	(6)	(38)
Net financing expenses and other	(10)	(11)	(12)	(17)	(50)

	59	(31)	(34)	(31)	(37)
Special Items:
Continuing operations	(40)	(44)	(278)	36	(326)
Discontinued operations*	(7)	20	—	21	34

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)	$(312)	$26	$(329)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.50	$(.27)	$(.29)	$(.27)	$(.32)
Special items	(.40)	(.20)	(2.38)	.49	(2.49)

Net income (loss) attributable to Sunoco, Inc. shareholders	$.10	$(.47)	$(2.67)	$.22	$(2.81)

*	Consists of $4 and $3 million after-tax provisions for asset write-downs and other matters attributable to the polypropylene chemicals operations and the Tulsa refinery, respectively, in the first quarter of 2009 and $20 and $21 million net after-tax gains recognized in connection with the divestment of the Tulsa refining operations in the second quarter and fourth quarter of 2009, respectively.

SUNOCO 2Q10 EARNINGS, PAGE 14

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2010
	1st	2nd
Refining and Supply:
Continuing operations	$(42)	$86
Discontinued operations	—	—
Retail Marketing	21	45
Chemicals:
Continuing operations	3	5
Discontinued operations	21	—
Logistics	17	20
Coke	37	41
Corporate and Other:
Corporate expenses	(23)	(20)
Net financing expenses and other	(17)	(19)

	17	158
Special Items:
Continuing operations	(36)	(13)
Discontinued operations	(44)*	—

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145

Earnings (loss) per share of common stock (diluted):
Income attributable to Sunoco, Inc. shareholders before special items	$.14	$1.31
Special items	(.67)	(.11)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(.53)	$1.20

*	Consists of a net loss recognized in connection with the divestment of the polypropylene chemicals business.

SUNOCO 2Q10 EARNINGS, PAGE 15

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2009*
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$5,945	$7,271	$8,389	$8,666	$30,271
Interest income	1	3	1	—	5
Other income, net	6	24	60	26	116

	5,952	7,298	8,450	8,692	30,392

COSTS AND EXPENSES
Cost of products sold and operating expenses	4,936	6,355	7,464	7,782	26,537
Consumer excise taxes	569	605	630	583	2,387
Selling, general and administrative expenses	168	158	180	165	671
Depreciation, depletion and amortization	116	135	114	119	484
Payroll, property and other taxes	39	34	32	32	137
Provision for asset write-downs and other matters	67	75	511	34	687
Interest cost and debt expense	31	39	37	38	145
Interest capitalized	(10)	(12)	(12)	(5)	(39)

	5,916	7,389	8,956	8,748	31,009
Income (loss) from continuing operations before income tax benefit	36	(91)	(506)	(56)	(617)
Income tax benefit	(5)	(53)	(219)	(89)	(366)

Income (loss) from continuing operations	41	(38)	(287)	33	(251)
Income from discontinued operations	10	17	1	23	51

Net income (loss)	51	(21)	(286)	56	(200)
Less: Net income attributable to noncontrolling interests	39	34	26	30	129

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)	$(312)	$26	$(329)

*	Reclassified to treat the polypropylene chemicals business that was sold on March 31, 2010 and the Tulsa refinery that was sold on June 1, 2009 as discontinued operations.

SUNOCO 2Q10 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2010
	1st	2nd
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$8,166	$9,572
Interest income	—	1
Other income, net	26	13

	8,192	9,586

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,311	8,350
Consumer excise taxes	530	608
Selling, general and administrative expenses	146	167
Depreciation, depletion and amortization	114	122
Payroll, property and other taxes	34	24
Provision for asset write-downs and other matters	45	22
Interest cost and debt expense	39	40
Interest capitalized	(3)	(3)

	8,216	9,330
Income (loss) from continuing operations before income tax expense (benefit)	(24)	256
Income tax expense (benefit)	(9)	80

Income (loss) from continuing operations	(15)	176
Loss from discontinued operations	(23)	—

Net income (loss)	(38)	176
Less: Net income attributable to noncontrolling interests	25	31

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145

SUNOCO 2Q10 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At June 30 2010	At December 31 2009
ASSETS
Cash and cash equivalents	$1,462	$377
Accounts and notes receivable, net	2,287	2,262
Inventories	909	635
Income tax refund receivable	—	394
Deferred income taxes	96	96

Total current assets	4,754	3,764

Investments and long-term receivables	183	179
Properties, plants and equipment, net	7,330	7,626
Deferred charges and other assets	256	326

Total assets	$12,523	$11,895

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$4,259	$3,806
Short-term borrowings	115	397
Current portion of long-term debt	185	6
Taxes payable	262	209

Total current liabilities	4,821	4,418

Long-term debt	2,219	2,061
Retirement benefit liabilities	594	778
Deferred income taxes	1,013	998
Other deferred credits and liabilities	561	521

Total liabilities	9,208	8,776

EQUITY
Sunoco, Inc. shareholders’ equity	2,831	2,557
Noncontrolling interests	484	562

Total equity	3,315	3,119

Total liabilities and equity	$12,523	$11,895

SUNOCO 2Q10 EARNINGS, PAGE 18

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Six Months Ended June 30
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$138	$30
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss on divestment of discontinued polypropylene operations	169	—
Gain on divestment of discontinued Tulsa operations	—	(34)
Provision for asset write-downs and other matters	67	154
Depreciation, depletion and amortization	239	269
Deferred income tax expense (benefit)	(10)	20
Payments less than (in excess of) expense for retirement plans*	(126)	12
Changes in working capital pertaining to operating activities	488	(544)
Other	(9)	2

Net cash provided by (used in) operating activities	956	(91)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(341)	(457)
Proceeds from divestments:
Polypropylene operations	348	—
Tulsa refinery and related inventory	—	157
Other	18	29
Other	(2)	—

Net cash provided by (used in) investing activities	23	(271)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of short-term borrowings	(282)	(162)
Net proceeds from issuance of long-term debt	802	778
Repayments of long-term debt	(462)	(422)
Net proceeds from sale/issuance of Sunoco Logistics Partners L.P. limited partnership units	145	110
Cash distributions to investors in cokemaking operations	(15)	(8)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(46)	(36)
Cash dividend payments	(36)	(70)
Other	—	(1)

Net cash provided by financing activities	106	189

Net increase (decrease) in cash and cash equivalents	1,085	(173)
Cash and cash equivalents at beginning of period	377	240

Cash and cash equivalents at end of period	$1,462	$67

*	Payments for the six months ended June 30, 2010 exclude 3.59 million shares of Sunoco common stock valued at $90 million that were contributed to the Company’s defined benefit plans in February 2010.